UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2025

CNB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39472	25-1450605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Second Street
PO Box 42
Clearfield, Pennsylvania	16830
(Address of principal executive offices)	(Zip Code)

(814) 765-9621

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, no par value	CCNE	The NASDAQ Stock Market LLC
Depositary Shares (each representing a 1/40th interest in a share of 7.125% Series A Non-Cumulative, perpetual preferred stock)	CCNEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 9, 2025, CNB Financial Corporation (the “Company” or “CNB”) and CNB Bank, the Company’s subsidiary bank (“CNB Bank”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ESSA Bancorp, Inc. (“ESSA”) and ESSA Bank & Trust, ESSA’s subsidiary bank (“ESSA Bank”), pursuant to which (i) ESSA will merge with and into CNB, with CNB being the surviving entity (the “Merger”), and (ii) ESSA Bank will merge with and into CNB Bank, with CNB Bank being the surviving entity (the “Bank Merger”).

In accordance with the Merger Agreement, on July 15, 2025, the Board of Directors of CNB (the “Board”) appointed Gary S. Olson, Robert C. Selig, Jr. and Daniel J. Henning (the “New Board Members”) as directors, with such appointments to be effective as of the effective time of the Merger (the “Effective Time”) and contingent upon each New Board Member’s continued service as a member of the ESSA Board of Directors immediately prior to the Effective Time. The New Board Members were also appointed to the CNB Bank Board of Directors effective as of the effective time of the Bank Merger.

The New Board Members will serve on the Board until the 2026 annual shareholder meeting and, at such annual shareholder meeting, the Board will nominate each New Board Member for election to serve the following terms: (i) in the case of Mr. Olson, a three-year term, (ii) in the case of Mr. Henning, a two-year term and (iii) in the case of Mr. Selig, a one-year term.

Each of the New Board Members will be entitled to receive compensation for his service on the Board consistent with the Company’s compensation for non-employee directors, as described under the heading “Compensation of CNB Directors” in the Company’s Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission on March 3, 2025. That description is incorporated by reference in this Item 5.02.

The Company expects to provide Mr. Olson with continuation of certain benefits, including health insurance benefits, following completion of the Merger. In addition, the Company expects to enter into an agreement with Mr. Olson pursuant to which he will provide certain consulting and advisory services. The Company will file a Current Report on Form 8-K to disclose the terms of such continuation of benefits and consulting agreement once they are finalized.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 15, 2025, the Board amended the CNB’s Third Amended and Restated Bylaws to provide the Board with the ability to grant waivers to the mandatory director retirement age solely for director appointments in connection with business combinations.

A copy of the amendment to the Third Amended and Restated Bylaws of CNB is filed as Exhibit 3.1 hereto, and is incorporated by reference in this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Amendment No. 1 to the Third Amended and Restated Bylaws of CNB Financial Corporation

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNB FINANCIAL CORPORATION
July 21, 2025

	By:	/s/ Tito L. Lima
Tito L. Lima Treasurer